EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228430 and 333-224207 on Form S-3 and Registration Statement Nos. 333-236952, 333-224860, 333-222499, and 333-201891 on Form S-8 of our report dated March 12, 2021 relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 12, 2021